Immunic, Inc. Announces 1-for-10 Reverse Stock Split

NEW YORK, April 23, 2026 – Immunic, Inc. (Nasdaq: IMUX), a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases (the “Company” or “Immunic”), today announced that it will effect a reverse stock split of its outstanding shares of common stock, effective as of 12:01 a.m. Eastern Time on April 27, 2026.

Immunic’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “IMUX” and will begin trading on a reverse stock split-adjusted basis at the opening of the Nasdaq Capital Market on April 27, 2026. The new CUSIP number for the split-adjusted common stock will be 4525EP200.

At the Company's special meeting of stockholders on April 14, 2026, the stockholders approved a proposal to amend the Company's certificate of incorporation to effect a reverse split of the Company's outstanding common stock at a ratio in the range of 1-for-10 to 1-for-30, with such final ratio to be determined at the discretion of the Board of Directors (the “Board”). The specific 1-for-10 ratio was subsequently determined by the Board. The reverse stock split is primarily intended to allow Immunic to meet its contractual obligations under the securities purchase agreement entered into between the Company and certain institutional and accredited investors on February 12, 2026.

Immunic has filed an amendment to its certificate of incorporation, which was accepted for filing by the Department of State of Delaware on April 22, 2026. Upon the effectiveness of the reverse stock split at 12:01 a.m. on April 27, 2026, every ten shares of issued and outstanding common stock will automatically be combined and converted into one issued and outstanding share of common stock. No fractional shares will be issued in connection with the reverse stock split. In lieu thereof, the Company’s transfer agent shall aggregate all fractional shares of common stock that would otherwise have been issued as a result of the reverse stock split into whole shares of common stock and shall arrange for the sale of such whole shares on the open market at then-prevailing prices. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the reverse stock split ratio shall be entitled to receive, in lieu thereof, a cash payment equal to such holder’s allocable share of the total proceeds of such sales, without interest, and such cash payment shall be made as soon as practicable following the effective time of the reverse stock split. The reverse stock split will reduce the number of issued and outstanding shares of Immunic’s common stock from approximately 136 million to approximately 13.6 million.

The reverse stock split will not reduce the number of authorized shares of common stock or change the par value of the common stock. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder's ownership percentage of Immunic’s shares of common stock (except to the extent that the reverse stock split would result in some of the stockholders receiving cash in lieu of fractional shares). The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. All outstanding stock options, warrants, restricted stock units, and similar securities entitling their holders to receive or purchase shares of common stock will be proportionally adjusted as a result of the reverse stock split, both in terms of their exercise prices or other stock price thresholds and as well as to the number of underlying shares, as required by the terms of each security.

Detailed information about the reverse stock split can be found in the definitive proxy statement filed with the Securities and Exchange Commission on March 2, 2026, a copy of which is available on the Company’s website under the Investor Relations page.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases. The company’s lead development program, vidofludimus calcium (IMU-838), is currently in phase 3 clinical trials for the treatment of relapsing multiple sclerosis, for which top-line data is expected to be available by the end of 2026. It has already shown therapeutic activity in phase 2 clinical trials in relapsing-remitting multiple sclerosis, progressive multiple sclerosis and other diseases. Vidofludimus calcium combines neuroprotective effects, through its mechanism as a first-in-class nuclear receptor-related 1 (Nurr1) activator, with additional anti-inflammatory and anti-viral effects, by selectively inhibiting the enzyme dihydroorotate dehydrogenase (DHODH). The company’s development pipeline also includes earlier-stage programs, including IMU-856 and IMU-381, aimed at building a broader therapeutics platform addressing neurodegenerative, chronic inflammatory, and autoimmune-related diseases. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of such statements include, but are not limited to, statements relating to the timing and consummation of the Company’s reverse stock split. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management's current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, increasing inflation, tariffs and macroeconomics trends, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on planned and ongoing clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, and the ability to raise sufficient capital to continue as a going concern, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, any changes to the size of the target markets for the company's products or product candidates, the protection and market exclusivity provided by Immunic's intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned "Risk Factors," in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in the company's subsequent filings with the SEC. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all of the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu
Vice President Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

US IR Contact
Rx Communications Group
Paula Schwartz
+1 917 633 7790
immunic@rxir.com

US Media Contact
KCSA Strategic Communications
Caitlin Kasunich
+1 212 896 1241
ckasunich@kcsa.com